                                                                      EXHIBIT 22

                          SUBSIDIARIES OF NORSTAN, INC.

                                                                     Percentage of

                                         State of         Voting Securities
Name                                   Incorporation     Owned by the Company
- ----                                   -------------     --------------------
Norstan Communications, Inc.            Minnesota                100%

Norstan Financial Services, Inc.        Minnesota                100%

Norstan Canada Inc.                     Minnesota                100%

Norstan Network Services, Inc.          Minnesota                100%

Norstan Network Services, Inc.
  of New Hampshire                      New Hampshire            100%

Norstan Information Systems,
  Inc.                                  Minnesota                100%

Summit Gear, Inc.                       Minnesota                100%



                                      -47-